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                                EXHIBIT (10) - 5
                              EMPLOYMENT AGREEMENT
                            DATED AS OF MAY 13, 1999,
                          BY AND BETWEEN HERITAGE BANK
                               AND VERNON C. BICE.


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                         AGREEMENT BETWEEN HERITAGE BANK
                                 AND VERNON BICE

         THIS AGREEMENT is made and entered into on this 13th day of May, 1999, by and between Heritage Bank (hereinafter referred to as "the Bank") and Vernon Bice (hereinafter referred to as "Bice").

                                WITNESSETH THAT:

         WHEREAS, as of the effective date of this Agreement, Bice is employed as President and Chief Executive Officer of Heritage Bank of Huntsville, and as of the date of execution of this Agreement is employed in such capacity;

         WHEREAS, the Bank desires to retain the services of Bice; and

         WHEREAS, the parties to this Agreement desire to establish mutually satisfactory arrangements in the event there is a termination of services of Bice under circumstances provided for hereinafter;

         NOW, THEREFORE, for and in consideration of the premises and the following covenants, the parties do hereby mutually agree:

1. Capitalized terms used in this Agreement shall have the following definitions:

         (a) The term "Base Salary" means the annualized salary paid to Bice by the Bank during the twelve-month period ending on the last day of the last full month immediately preceding the termination date. Such Base Salary shall be reviewed annually by the Compensation Committee.

         (b) The term "Bonuses" shall mean any and all incentive bonuses or discretionary bonuses granted by the Compensation Committee or the Board of Directors to Bice within the most current twelve month period during the term of this Agreement.

         (c) The term "Cause" means (i) the willful, flagrant and repeated breach of or gross inattention to duties as the President and Chief Executive Officer of Heritage Bank of Huntsville; (ii) gross malfeasance of office or flagrant disloyalty to the Bank; or (iii) commission of a felony or an unlawful act involving active and willful fraud or moral turpitude.

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         (d)      "Change in Control" means (A) the acquisition at any time by a
"person" or "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) who or which are the beneficial owners (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities representing more than 35% of the combined voting power in the election of directors of the then outstanding securities of the Bank or any successor of the Bank, unless the acquisition of securities resulting in such ownership by such person or group had been approved by the Board of Directors of the Bank; (B) the termination of service of directors, for any reason other than death, disability or retirement from the Board of Directors, during any period of two consecutive years or less, of individuals who at the beginning of such period constituted a majority of the Board of Directors, unless the election of or nomination for election of each new director during such period was approved by a vote of at least a majority of the directors still in office who were directors at the beginning of the period; (C) approval by the shareholders of the Bank of any sale or disposition of substantially all of the assets or earning power of the Bank; or (D) approval by the shareholders of the Bank of any merger, consolidation, or statutory share exchange to which the Bank is a party as a result of which the persons who were shareholders immediately prior to the effective date of the merger, consolidation or share exchange shall have beneficial ownership of less than 35% of the combined voting power in the election of directors of the surviving corporation. Each determination concerning whether an event constitutes a Change in Control under an Award Agreement shall be made in a consistent manner as to the particular event with respect to all Award Agreements of all Participants in effect at the time of the event.

         (e) The term "Total Compensation" shall mean Base Salary plus any Bonuses.

2. The Bank agrees to employ Bice as President and Chief Executive Officer of Heritage Bank of Huntsville during the term of this Agreement. Bice agrees to carry out such duties, to the best of his abilities, as may be assigned to him from time to time by the Board of the Bank and to devote his full working time and energies to the business of the Bank, provided such duties shall be consistent with his position as President and Chief Executive Officer of Heritage Bank of Huntsville.

3. The term of employment provided for in this Agreement shall commence on May 13, 1999, and shall remain in full force for a period of two years thereafter. Such term shall be automatically extended for an additional day on each daily anniversary of the term commencement date and shall continue to renew as such, unless 30 days written notice of non-extension is provided by the Bank to Bice.

4. In the event of termination of Bice's employment by the Board of Directors of the Bank for any reason other than Cause, death, Total and Permanent Disability, Retirement, or a Change in Control, the Bank agrees to provide and Bice shall receive, within 30 days after such termination, payment in cash from the Bank of an amount equal to two years of Total Compensation.


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5.       In the event of termination of Bice's employment by reason due to death, Total and Permanent Disability or Retirement, Bice (or Bice's Estate in the event of his death), shall be entitled to receive:

         (a) payment of any previously unpaid Base Salary through the date of termination;

         (b) payment of any life insurance, disability or other benefits, if any, for which Bice is then eligible under the terms of the Bank's employee retirement, benefit and welfare Plans; and, in the case of death or Total and Permanent Disability, a right to immediately vest in 100% of all options to purchase Common Stock of the Bank that have been granted to Bice by the Bank, to be exercised in accordance with the terms of any grant documents.

         For purposes of this Section 5, "Total and Permanent Disability" shall be deemed to have occurred if Bice (i) has established to the satisfaction of the Board of Directors that he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months and (ii) has satisfied any requirement imposed by the Board of Directors in regard to evidence of such disability. For purposes of this section, "Retirement" shall mean the date Bice reaches 65 or the date Bice retires in accordance with the Bank's retirement arrangements established for Bice with Bice's consent.

6. In the event of termination of Bice's employment for Cause, Bice shall receive only the payment of any previously unpaid Base Salary through the date of termination.

7. In the event, but only in the event, that Bice's employment is terminated at any time within five years following a Change in Control under circumstances stated in section (a) or (b) below of this Section 7, and only such circumstances, Bice shall be entitled to receive those payments and benefits from the Bank as set forth in Section 8 herein. The circumstances to which this Section 7 applies are:

         (a) Termination by the Board of Directors of the Bank for reasons other than for Cause or other than as a consequence of Bice's death, or attainment of normal Retirement as provided under any Bank retirement plan as in effect immediately preceding such date or the attainment of Retirement age as defined above; or

         (b) Termination voluntarily by Bice following the occurrence of any of the following events:

                  (i) the assignment of Bice to any duties or responsibilities that are inconsistent with his position, duties, responsibilities or status immediately preceding such Change in Control, or a change in his reporting responsibilities or titles in effect at such time resulting in a reduction of his responsibilities or position;


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                  (ii)     the reduction of Bice's annual salary (including any
         deferred portions thereof) or level of benefits or supplemental compensation;

                  (iii) the transfer of Bice to a location requiring a change in his residence or a material increase in the amount of travel normally required of Bice in connection with his employment; or

                  (iv) the good faith determination by Bice that due to a Change in Control (including any changes in circumstances at the Bank that directly or indirectly affect Bice's position, duties, responsibilities or status immediately preceding such Change in Control) he is no longer able effectively to discharge his duties and responsibilities.

8. In the event of termination of Bice's employment under the circumstances set forth in Section 7 above, the Bank agrees to provide or to cause to be provided to Bice the following rights and benefits:

         (a) Bice shall be entitled to receive payment from the Bank in cash, within 30 days after such termination, of an amount equal to two years of Total Compensation. In the event of Bice's death prior to the time that such payments are made under this Section 8(a), all such sums shall be distributed to such beneficiary as Bice may from time to time designate in writing to the Bank, and if no such beneficiary is named, such sums shall be paid to Bice's estate.

         (b) Unless prohibited by law, in the event that Bice is entitled to receive any sums or awards pursuant to compensation plans presently in place or which shall hereinafter be approved by the Board of Directors of the Bank, any and all vesting or maturity schedules or other rights conditioned upon the passage of time set forth in such compensation plans shall immediately lapse or be deemed to have accelerated to maturity or full vesting, and Bice shall be entitled to receive all benefits previously granted to him thereunder. In the event any such immediate lapse, maturation or full vesting would cause any such compensation plan that is then a "qualified' plan under the Internal Revenue Code to become non-qualified or would cause any materially adverse tax consequences to the Bank or its other employees, then such immediate lapse, maturation or full vesting shall not occur, but, instead, the Bank shall make such payments or otherwise provide such additional or substantially equivalent benefits or payments as may be, in the opinion of a mutually acceptable qualified third party, necessary to make the payments or benefits to Bice substantially equal to those to which he would have been entitled if such immediate lapse, maturation or full vesting had occurred.


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         (c)      In the event termination should occur prior to the grant of options and awards designated to Bice, the Bank shall provide such substantially equivalent payments or benefits as may be, in the opinion of a mutually acceptable qualified third party, necessary to make the payments or benefits to Bice substantially equal to those to which he would have been entitled if such plans had been adopted by the Board and approved by the shareholders, and if such options and awards had been granted as of the effective date of this Agreement.

         (d) in the event there are payments of whatever nature arising from this Agreement due on or after the date of termination from the Bank or any parent or subsidiary of the Bank to Bice, the receipt of which has been deferred by means of an instrument in writing signed by Bice, such payment shall be paid within 30 days of termination in a lump sum to Bice. In the event there are obligations (whether or not arising from this Agreement) of the Bank or any parent or subsidiary of the Bank to Bice outstanding on or after the date of termination, all such obligations shall immediately be accelerated to maturity and become due and payable in full as of the date of termination.

         (e) The ownership of all club memberships, automobiles and other perquisites which were assigned to Bice prior to termination shall be transferred to Bice, at no cost to him (other than any income tax cost he may incur as a consequence of such transfer) within 30 days of his termination.

         (f) The specific arrangements referred to in this Section 8 are not intended to exclude Bice's participation in other benefit plans in which Bice currently participates or which may become available to Bice, nor to preclude other compensation or benefits which may be authorized by the Board of Directors from time to time.

         (g) Notwithstanding the provisions of law or any provisions hereunder, Bice's entitlement to benefits hereunder shall not be governed by a duty to mitigate those damages by seeking further employment nor offset by any compensation he may receive from future employment.

9. The Bank has and shall have no responsibility or obligation for any income tax or other tax costs or liabilities incurred by Bice as a result of or in connection with any payments or payment obligations by the Bank to Bice under this Agreement, and all such payments and payment obligations shall be computed without regard to any tax effects to Bice.

10. The Bank's promise to pay or cause to be paid to Bice pursuant to the provisions of Section 8 are absolute and unconditional, and shall not be affected by any circumstances, including, without limitation, any rights of off-set, counterclaim, recoupment, defense, or other rights which the Bank may have against him or others. All such amounts payable or to be payable by the Bank hereunder shall be paid without notice or demand, and each and every such payment made by the Bank shall be final, and the Bank shall not have any reason whatsoever to seek to recover any payment from Bice or whomever shall be entitled thereto.


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11.      Bank and Bice recognize that there may be significant legal issues or restrictions arising under banking, tax, securities, corporate or other laws that may affect the Bank's and Bice's ability to effectuate their mutual intent as expressed in this Agreement, particularly with respect to the stock option and restricted stock award plans, but that have not been determined at the time this Agreement is executed, and thus certain modified or additional undertakings may later be determined necessary. Further, it is the desire of the Bank and Bice that the provisions of this agreement be effectuated in a fashion that will not adversely affect the interests of the Bank's other employees and its shareholders, but that this Agreement be carried out in such a manner as will benefit those constituencies. Accordingly, the Bank and Bice agree that the undertakings of such actions and execution and delivery of such agreements, instruments or other documents as they may mutually deem necessary or appropriate to accomplish all such purposes, shall not be deemed to be in derogation of or inconsistent with this Agreement, but in fulfillment thereof.

12. This Agreement constitutes the entire Agreement between the parties and supersedes all memoranda, discussion, correspondence and agreements prior to the date of execution of this Agreement. This Agreement shall be binding on the heirs, executors, administrators, successors and assigns of the parties. This Agreement is to be governed by law of Alabama. In the event that any part of this Agreement shall be held invalid or unenforceable, it shall not affect the validity of this Agreement as a whole or other remaining parts thereof. This Agreement may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                                        HERITAGE BANK



                                        BY:
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                                        Timothy A. Smalley
                                                 Chairman of the
                                                 Board of Directors



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                                                 Vernon Bice


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